As filed with the Securities and Exchange Commission on June 1, 2023.

Registration No. 333-272101

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STEREOTAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3120386 (I.R.S. Employer Identification No.)

701 North Tucker Boulevard, Suite 110

St. Louis, Missouri 63101

(314) 678-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Fischel

Chief Executive Officer

Stereotaxis, Inc.

701 North Tucker Boulevard, Suite 110

St. Louis, Missouri 63101

(314) 678-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to: Robert J. Endicott, Esq. Bryan Cave Leighton Paisner LLP One Metropolitan Square 211 North Broadway, Suite 3600 St. Louis, Missouri 63102-2750 (314) 259-2000

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The Company is filing this Pre-Effective Amendment No. 1 to the Registration Statement solely to correct an exhibit hyperlink contained in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 19, 2023 (the “S-3 Registration Statement”).

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in the S-3 Registration Statement is a combined prospectus which relates to (i) the Registration Statement on Form S-1 (File No. 333-214255), which was initially declared effective on November 15, 2016, as amended by Post-Effective Amendments filed on March 30, 2018 and May 30, 2018, which was declared effective on May 31, 2018 (collectively, the “Prior Registration Statement”), relating to an aggregate of 86,065,014 shares of the registrant’s common stock that were originally registered under the Prior Registration Statement and for resale from time to time by the selling stockholders named therein and (ii) the registration of 10,000,000 additional shares of the registrant’s common stock for resale by the selling stockholders as set forth in the S-3 Registration Statement. The S-3 Registration Statement was also filed to convert the Prior Registration Statement into a Registration Statement on Form S-3. Additionally, the S-3 Registration Statement constitutes a post-effective amendment to the Prior Registration Statement, and such post-effective amendment shall become effective concurrently with the effectiveness of this S-3 Registration Statement in accordance with Section 8(c) of the Securities Act of 1933, as amended.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Exhibits and Financial Statement Schedules.

The following documents are filed as exhibits to this Pre-Effective Amendment No. 1 to the Registration Statement:

Exhibit Number	Document Description
3.1a	Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Form 10-Q (File No. 000-50884) for the fiscal quarter ended September 30, 2004.

3.1b	Certificate of Amendment to Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (File No. 000-50884) filed on July 10, 2012.

3.2	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-36159) filed on September 30, 2016.

3.3	Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant’s Form 10-Q (File No. 000-50884) for the fiscal quarter ended September 30, 2004.

4.1	Form of Specimen Stock Certificate, incorporated by reference to the Registration Statement on Form S-1 (File No. 333-115253) originally filed with the Commission on May 7, 2004, as amended thereafter, at Exhibit 4.1.

4.2	Description of Registrant’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, incorporated by reference to Exhibit 4.7 of the Registrant’s Form 10-K/A (File No. 001-36159) filed on April 9, 2021.

5.1*	Opinion of Bryan Cave Leighton Paisner LLP

5.2*	Opinion of Bryan Cave Leighton Paisner LLP

5.3*	Opinion of Bryan Cave Leighton Paisner LLP

10.1	Securities Purchase Agreement, dated September 26, 2016, between the Company and certain investors named therein, incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (File No. 001-36159) filed on September 28, 2016.

10.2	Registration Rights Agreement, dated September 26, 2016, between the Company and certain purchasers named therein, incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K (File No. 001-36159) filed on September 28, 2016.

21.1	List of Subsidiaries of the Registrant, incorporated by reference to Exhibit 21.1 of the Registrant’s Form 10-K (File No. 000-50884) for the fiscal year ended December 31, 2009.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1).

23.3*	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.2).

23.4*	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.3).

24.1*	Power of Attorney.

*	Previously filed.
**	Filed herewith.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on June 1, 2023.

STEREOTAXIS, INC.

By:	/s/ David L. Fischel
David L. Fischel
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title(s)	Date

/s/ David L. Fischel	Chairman and Chief Executive Officer	June 1, 2023
David L. Fischel	(principal executive officer)

/s/ Kimberly R. Peery	Chief Financial Officer	June 1, 2023
Kimberly R. Peery	(principal financial officer and principal accounting officer)

*	Director	June 1, 2023
David W. Benfer

*	Director	June 1, 2023
Myriam Curet

*	Director	June 1, 2023
Ross B. Levin

*	Director	June 1, 2023
Nathan Fischel

*	Director	June 1, 2023
Arun S. Menawat

*	Director	June 1, 2023
Robert J. Messey

*By /s/ Laura Spencer Garth
Laura Spencer Garth
Attorney-in-fact

Signatures -1